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                                                                   Exhibit 10.32

                            FINANCIAL PACIFIC COMPANY

                            INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT                              FINANCIAL PACIFIC COMPANY

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                                    CONTENTS

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
1. Indemnification of Indemnitee......................................................    1
   1.1      Scope.....................................................................    1
   1.2      Nonexclusivity............................................................    2
   1.3      Indemnification For Damages...............................................    2
   1.4      Definition of Proceeding..................................................    2
   1.5      Determination of Entitlement..............................................    2
   1.6      Survival..................................................................    3

2. Expense Advances...................................................................    3
   2.1      Generally.................................................................    3
   2.2      Conditions to Expense Advance.............................................    3

3. Procedures for Enforcement.........................................................    4
   3.1      Enforcement...............................................................    4
   3.2      Presumptions in Enforcement Action........................................    4
   3.3      Attorneys' Fees and Expenses for Enforcement Action.......................    4

4. Limitations on Indemnity; Mutual Acknowledgment....................................    5
   4.1      Limitation on Indemnity...................................................    5
   4.2      Partial Indemnification...................................................    5
   4.3      Mutual Acknowledgment.....................................................    5

5. Notification and Defense of Claim..................................................    6
   5.1      Notification..............................................................    6
   5.2      Defense of Claim..........................................................    6

6. Miscellaneous......................................................................    7
   6.1      Entire Agreement..........................................................    7
   6.2      Severability..............................................................    7
   6.3      Notices...................................................................    7
   6.4      Governing Law; Jurisdiction; Venue........................................    7
   6.5      Counterparts..............................................................    7
   6.6      Amendments; Waivers.......................................................    7
   6.7      Successors and Assigns....................................................    8

INDEMNIFICATION AGREEMENT                              FINANCIAL PACIFIC COMPANY

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                            FINANCIAL PACIFIC COMPANY

                            INDEMNIFICATION AGREEMENT

      This Indemnification Agreement ("AGREEMENT") dated as of __________ __, 2001 is made between Financial Pacific Company, a Washington corporation (the "COMPANY"), and ____________________ ("INDEMNITEE").

                                    RECITALS

      A. The Company and Indemnitee recognize the difficulty in obtaining liability insurance for directors and the significant cost of such insurance.

      B. The Company and Indemnitee further recognize the substantial increase in litigation subjecting directors to expensive litigation risks at the same time that such liability insurance has been severely limited.

      C. The shareholders of the Company have adopted bylaws (the "BYLAWS") providing for indemnification of the directors of the Company to the full extent permitted by the Washington Business Corporation Act (the "STATUTE").

      D. The Bylaws and the Statute specifically contemplate that contracts may be entered into between the Company and its directors with respect to their indemnification.

      E. To induce Indemnitee to accept the position of, or to continue to serve as a director, as the case may be, of the Company, the Company has agreed to enter into this Agreement with Indemnitee.

                                    AGREEMENT

1.    INDEMNIFICATION OF INDEMNITEE

      1.1   SCOPE

      The Company agrees to hold harmless and indemnify Indemnitee to the full extent permitted by law, even if such indemnification is not specifically authorized by this Agreement, the Company's Articles of Incorporation, the Bylaws, the Statute or otherwise. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule regarding the right of a Washington corporation to indemnify a director, such change, to the extent it would expand Indemnitee's rights under this Agreement, shall be within the purview of Indemnitee's rights and the Company's obligations under this Agreement, and, to the extent it would narrow Indemnitee's rights hereunder, shall not affect or limit the scope of this Agreement; provided, however, that any change required by applicable laws, statutes or

INDEMNIFICATION AGREEMENT                              FINANCIAL PACIFIC COMPANY

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rules to be applied to this Agreement shall be so applied regardless of whether the effect of such change is to narrow Indemnitee's rights.

      1.2   NONEXCLUSIVITY

      The indemnification provided by this Agreement is not exclusive of any rights to which Indemnitee may be entitled under the Company's Articles of Incorporation, the Bylaws, any other agreement, any vote of shareholders or disinterested directors, the Statute, or otherwise, whether as to action in Indemnitee's official capacity or otherwise.

      1.3   INDEMNIFICATION FOR DAMAGES

      If Indemnitee was or is made a party, or is threatened to be made a party to, or is otherwise involved (including, without limitation, as a witness) in any Proceeding (as defined below), the Company shall hold harmless and indemnify Indemnitee from and against any and all losses, claims, damages (compensatory, exemplary, punitive or otherwise), liabilities and expenses (including, but not limited to, attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement and other expenses incurred in connection with such Proceeding) (collectively, "DAMAGES").

      1.4   DEFINITION OF PROCEEDING

      For purposes of this Agreement, "PROCEEDING" shall mean any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which Indemnitee is, was or becomes involved by reason of the fact that Indemnitee is or was a director of the Company or that, being or having been such a director, Indemnitee is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (collectively a "RELATED COMPANY"), whether the basis of such proceeding is alleged action (or inaction) by Indemnitee in an official capacity or in any other capacity while serving as a director, officer, partner, trustee, employee or agent; provided, however, that, except with respect to an action to enforce the provisions of this Agreement, "Proceeding" shall not include any action, suit, claim or proceeding instituted by or at the direction of Indemnitee unless such action, suit, claim or proceeding is or was authorized or ratified by the Company's Board of Directors.

      1.5   DETERMINATION OF ENTITLEMENT

      In the event that a determination of Indemnitee's entitlement to indemnification is required pursuant to Section 23B.08.550 of the Statute or its successor or pursuant to other applicable law, the appropriate decision-maker shall make such determination; provided, however, (a) that Indemnitee shall initially be presumed in all cases to be entitled to indemnification, (b) that Indemnitee may establish a conclusive presumption of any fact necessary to such a determination by delivering to the Company a declaration made under penalty of perjury that such fact is true, and (c) that, unless the Company shall deliver to

INDEMNIFICATION AGREEMENT                              FINANCIAL PACIFIC COMPANY

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Indemnitee written notice of a determination that Indemnitee is not entitled to indemnification within twenty (20) days of the Company's receipt of Indemnitee's initial written request for indemnification, such determination shall conclusively be deemed to have been made in favor of the Company's provision of indemnification and the Company agrees not to assert otherwise.

      1.6   SURVIVAL

      The indemnification provided under this Agreement shall apply to any and all Proceedings, notwithstanding that Indemnitee has ceased to be a director of the Company or a director, officer, partner, trustee, employee or agent of a Related Company.

2.    EXPENSE ADVANCES

      2.1   GENERALLY

      The right to indemnification of Damages conferred by Section 1 shall include the right to have the Company pay Indemnitee's expenses in any Proceeding as such expenses are incurred and in advance of such Proceeding's final disposition (such right is referred to hereinafter as an "EXPENSE ADVANCE").

      2.2   CONDITIONS TO EXPENSE ADVANCE

      The Company's obligation to provide an Expense Advance is subject to the following conditions:

      (a) If the Proceeding arose in connection with Indemnitee's service as a director or officer of the Company (and not in any other capacity in which Indemnitee rendered service, including service to any Related Company), then Indemnitee or his or her representative shall have executed and delivered to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee's financial ability to make repayment, by or on behalf of Indemnitee to repay all Expense Advances if and to the extent that it shall ultimately be determined by a final, unappealable decision rendered by a court having jurisdiction over the parties and the question that Indemnitee is not entitled to be indemnified under this Agreement or otherwise;

      (b) Indemnitee shall give the Company such information and cooperation as it may reasonably request and as shall be within Indemnitee's power; and

      (c) Indemnitee shall furnish, upon request by the Company, a written affirmation of Indemnitee's good faith belief that any applicable standards of conduct have been met by Indemnitee.

INDEMNIFICATION AGREEMENT                              FINANCIAL PACIFIC COMPANY

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3.    PROCEDURES FOR ENFORCEMENT

      3.1   ENFORCEMENT

      In the event that a claim for indemnity, an Expense Advance or otherwise is made and is not paid in full within sixty (60) days (thirty (30) days for an Expense Advance) after written notice of such claim is delivered to the Company, Indemnitee may, but need not, at any time bring suit against the Company to recover the unpaid amount of the claim (an "ENFORCEMENT ACTION").

      3.2   PRESUMPTIONS IN ENFORCEMENT ACTION

      In any Enforcement Action the following presumptions (and limitation on presumptions) shall apply:

            (a) The Company shall conclusively be presumed to have entered into this Agreement and assumed the obligations imposed on it to induce Indemnitee to accept the position of, or to continue as director, as the case may be, of the Company;

            (b) Neither (i) the failure of the Company (including its Board of Directors, independent or special legal counsel or the Company's shareholders) to have made a determination prior to the commencement of the Enforcement Action that indemnification of Indemnitee is proper in the circumstances, nor (ii) an actual determination by the Company, its Board of Directors, independent or special legal counsel or the shareholders that Indemnitee is not entitled to indemnification shall be a defense to the Enforcement Action or create a presumption that Indemnitee is not entitled to indemnification; and

            (c) If Indemnitee is or was serving as a director, officer, employee, or agent of a corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Company or as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust, employee benefit plan or other enterprise of which the Company or a majority owned subsidiary of the Company is a general partner or has a majority ownership, then such corporation, partnership, joint venture, trust, employee benefit plan or enterprise shall conclusively be deemed a Related Company and Indemnitee shall conclusively be deemed to be serving such Related Company at the request of the Company.

      3.3   ATTORNEYS' FEES AND EXPENSES FOR ENFORCEMENT ACTION

      In the event Indemnitee is required to bring an Enforcement Action, the Company shall indemnify and hold harmless Indemnitee against all of Indemnitee's fees and expenses in bringing and pursuing the Enforcement Action (including attorneys' fees at any stage, including on appeal); provided, however, that the Company shall not be required to provide such indemnity for such attorneys' fees or expenses if a court of competent jurisdiction

INDEMNIFICATION AGREEMENT                              FINANCIAL PACIFIC COMPANY

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determines that each of the material assertions made by Indemnitee in such
Enforcement Action was not made in good faith or was frivolous.

4.    LIMITATIONS ON INDEMNITY; MUTUAL ACKNOWLEDGMENT

      4.1   LIMITATION ON INDEMNITY

      No indemnity pursuant to this Agreement shall be provided by the Company:

            (a) For Damages that have been paid directly to Indemnitee by an insurance carrier under a policy of insurance maintained by the Company;

            (b) On account of Indemnitee's conduct which is finally adjudged with no further right of appeal to have been intentional misconduct, a knowing violation of law a violation of RCW 23B.08.310 or any successor provision of the Statute, or a transaction from which Indemnitee derived personal benefit in money, property or services to which Indemnitee is not legally entitled;

            (c) On account of any suit in which a final, unappealable judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto;

            (d) In connection with a proceeding buy or in the right of the corporation in which the director was adjudged liable to the corporation; or

            (e) If a final decision by a court having jurisdiction in the matter with no further right of appeal shall determine that paying such indemnification is prohibited by applicable law.

      4.2   PARTIAL INDEMNIFICATION

      If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Damages in connection with a Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Damages to which Indemnitee is entitled.

      4.3   MUTUAL ACKNOWLEDGMENT

      The Company and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA

INDEMNIFICATION AGREEMENT                              FINANCIAL PACIFIC COMPANY

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violations. Furthermore, Indemnitee understands and acknowledges that the
Company may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

5.    NOTIFICATION AND DEFENSE OF CLAIM

      5.1   NOTIFICATION

      Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim is to be made against the Company under this Agreement, notify the Company's Chief Executive Officer; but the omission so to notify the Company will not relieve the Company from any liability which it may have to Indemnitee under this Agreement unless and only to the extent that such omission can be shown to have prejudiced the Company's ability to defend the Proceeding.

      If, at the time of the receipt of a notice of a claim pursuant to Section 5.1, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

      5.2   DEFENSE OF CLAIM

      With respect to any such Proceeding as to which Indemnitee notifies the Company of the commencement thereof:

            (a)   The Company may participate at its own expense;

            (b) The Company, jointly with any other indemnifying party similarly notified, may assume the defense. After notice from the Company to Indemnitee of its election to assume the defense, the Company shall not be liable to Indemnitee under this Agreement for any legal or other expenses (other than reasonable costs of investigation) subsequently incurred by Indemnitee in connection with the defense unless (i) the employment of separate counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action, (iii) the Company shall not in fact have employed counsel to assume the defense of such action, or (iv) the Company is not financially or legally able to perform its indemnification obligations, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which a determination as to matters provided for in subsection (ii) or (iv) above has been made; and

INDEMNIFICATION AGREEMENT                              FINANCIAL PACIFIC COMPANY

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            (c)   The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent.

6.    MISCELLANEOUS

      6.1   ENTIRE AGREEMENT

      This Agreement is the entire agreement of the parties regarding its subject matter and supersedes all prior written or oral communications or agreements.

      6.2   SEVERABILITY

      Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable. If this Agreement or any portion shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any portion of this Agreement not invalidated, and the balance of this Agreement shall be enforceable in accordance with its terms.

      6.3   NOTICES

      Notices given pursuant to this Agreement shall be deemed duly given on the date of personal delivery, on the date sent by fax or three days after mailing if mailed by certified or registered mail, return receipt requested, postage prepaid, to the party at its address set forth on the signature page hereto, or such other address of which the addressee may subsequently notify the other parties in writing.

      6.4   GOVERNING LAW; JURISDICTION; VENUE

      This Agreement and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the state of Washington, without giving effect to principles of conflicts of law. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Agreement.

      6.5   COUNTERPARTS

      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

      6.6   AMENDMENTS; WAIVERS

      Neither this Agreement nor any provision may be amended except by written agreement signed by the parties. No waiver of any breach or default shall be considered valid

INDEMNIFICATION AGREEMENT                              FINANCIAL PACIFIC COMPANY

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unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default.

      6.7   SUCCESSORS AND ASSIGNS

      This Agreement shall be binding upon the Company and its successors and assigns, and inure to the benefit of Indemnitee and Indemnitee's heirs, legal representatives and assigns.

                            (Signature page follows)

INDEMNIFICATION AGREEMENT                              FINANCIAL PACIFIC COMPANY

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                   COMPANY:

                                   FINANCIAL PACIFIC COMPANY

                                   By:__________________________________________
                                     Title:_____________________________________

                                   Address:
                                   3455 S.344th Way, Suite 300
                                   Auburn, WA 98001
                                   Telephone:  253-568-6000
                                   Facsimile:  253-568-2222

                                   INDEMNITEE:

                                   _____________________________________________
                                   Printed:_____________________________________

                                   Address:_____________________________________
                                   _____________________________________________
                                   _____________________________________________
                                   _____________________________________________

                                   Telephone:___________________________________
                                   Facsimile:___________________________________

INDEMNIFICATION AGREEMENT                              FINANCIAL PACIFIC COMPANY

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